Exhibit 23.2

CONSENT OF CARACLE CREEK INTERNATIONAL CONSULTING INC.

We hereby consent to the incorporation by reference in any existing Registration Statement of Cliffs Natural Resources Inc. (the “Company”) of any mineralized material estimates and other analyses performed by us in our capacity as an independent consultant to the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Date: February 7, 2013	Caracle Creek International Consulting Inc.

/s/ Jason Baker
Name: Jason Baker, P. Eng.
Title: Senior Mining Engineer